SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 17, 2010
Date of report (Date of earliest event reported)
VALUEVISION MEDIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-20243	41-1673770

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road
Eden Prairie, Minnesota	55344-3433

(Address of Principal Executive Offices)	(Zip Code)
(952) 943-6000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On November 17, 2010 we entered into an amendment to our Trademark License Agreement with NBC Universal, Inc. which, among other things, extends the term of that agreement through May 15, 2012 in consideration for the issuance of shares of our common stock to NBC Universal on May 15, 2011 valued at $4 million. Our press release is attached as Exhibit 99.2.

Item 2.02	Results of Operations and Financial Conditions.
          On November 18, 2010 we issued a press release disclosing our results of operations and financial condition for our quarter and nine months ended October 31, 2010. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits
99.1	Press Release dated November 18, 2010

99.2	Press Release dated November 18, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUEVISION MEDIA, INC.
Date: November 18, 2010	/s/ Nathan E. Fagre
Nathan E. Fagre
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

99.1	Press Release dated November 18, 2010	Filed Electronically

99.2	Press Release dated November 18, 2010	Filed Electronically